                                  EXHIBIT 99.1
                               HINES HORTICULTURE
                            CERTIFCATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hines Horticulture, Inc. (the "Company") on Form 10-Q/A for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
A. Ferguson, President and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                            By: /s/ Robert A. Ferguson
                                                -----------------------------
                                                Robert A. Ferguson
                                                CHIEF OPERATING OFFICER
                                                (PRINCIPAL EXECUTIVE OFFICER)

April 11, 2003

A signed original of this written statement required by Section 906 has been provided to Hines Horticulture, Inc. and will be retained by Hines Horticulture, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.